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                                                                    Exhibit 3.22

                            ARTICLES OF INCORPORATION
                                       OF
                            EVERGREEN HOLDINGS, INC.

     The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Oregon Business Corporation Act, adopts the following Articles of Incorporation:

                                 ARTICLE 1. NAME

     The name of the corporation is EVERGREEN HOLDINGS, INC.

                               ARTICLE 2. DURATION

     The period of the corporation's duration shall be perpetual.

                         ARTICLE 3. PURPOSES AND POWERS

     The purpose for which the corporation is organized is to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Oregon Business Corporation Act.

     The corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of the corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to the corporation.

                                ARTICLE 4. SHARES

     The corporation shall have authority to issue 10,000,000 shares of voting common stock, no par value.

                     ARTICLE 5. REGISTERED OFFICE AND AGENT

     The name of the initial registered agent of the corporation and the address of its registered office are as follows:

                                 Glenn L. Albus
                              3850 Three Mile Lane
                              McMinnville, OR 97128

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                   ARTICLE 6. LIMITATION OF DIRECTOR LIABILITY

     To the fullest extent that the Oregon Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the corporation shall not be liable to the corporation or its shareholders for any monetary damages for conduct as a director. Any amendment to or repeal of this Article or amendment to the Oregon Business Corporation Act shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                           ARTICLE 7. INDEMNIFICATION

     To the fullest extent not prohibited by law, the corporation: (i) shall indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director of the corporation, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was an officer, employee or agent of the corporation, or a fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974), with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer of, or as a fiduciary (as defined above) of an employee benefit plan of, another corporation, partnership, joint venture, trust or other enterprise. This Article shall not be deemed exclusive of any other provisions for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the corporation. For purposes of this Article, "corporation" shall mean the corporation incorporated hereunder and any successor corporation thereof.

                             ARTICLE 8. INCORPORATOR

     The name and address of the incorporator are:

                                 Glenn L. Albus
                              3850 Three Mile Lane
                              McMinnville, OR 97128

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                               ARTICLE 9. NOTICES

     The address where the State of Oregon Corporation Division may mail notices to the corporation is:

                                 Glenn L. Albus
                              3850 Three Mile Lane
                              McMinnville, OR 97128

     The undersigned incorporator has executed these Articles of Incorporation this 14th day of April, 1997.


                                        /s/ Glenn L. Albus
                                        ----------------------------------------
                                        Glenn L. Albus, Incorporator

     The name and telephone number of the person to contact about this filing are:

                                 Karen M. Dodge
                                 (503) 727-2000

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